                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BUDGET GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                   April 2, 1999


Dear Stockholder:

     We cordially invite you to attend our 1999 Annual Meeting of Stockholders on Wednesday, April 28, 1999 beginning at 10:00 a.m. local time. The meeting will be held at the Hilton Daytona Beach Ocean Front Resort, 2637 S. Atlantic Avenue, River Room, Daytona Beach, Florida (904) 767-7350.

     The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the annual meeting, including (i) the election of two directors, (ii) the amendment of our Restated Certificate of Incorporation to fix the size of our Board of Directors at not less than seven
(7) nor more than twelve (12) and (iii) the ratification of the Board of Directors' appointment of Arthur Andersen LLP as our independent accountants for the 1999 fiscal year.

     As you review the Proxy Statement, you will notice that it has been simplified and is easier to understand. The Securities and Exchange Commission is encouraging companies to adopt "plain English" to facilitate better communication between companies and their stockholders. We are committed to communicating with you clearly and effectively.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If you attend the annual meeting and vote in person, your proxy card will not be used. The prompt return of your proxy card will save the expense involved in further communication.

     Your Board of Directors and I look forward to seeing you at the annual meeting on April 28, 1999.

                                          Very truly yours,
                                  /s/ SANFORD MILLER
                                          SANFORD MILLER
                                          Chairman of the Board and Chief
                                          Executive Officer

                               BUDGET GROUP, INC.


                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1999
                             ---------------------

TO OUR STOCKHOLDERS:

     The 1999 Annual Meeting of Stockholders of Budget Group, Inc. will be held at the Hilton Daytona Beach Ocean Front Resort, 2637 S. Atlantic Avenue, River Room, Daytona Beach, Florida, (904) 767-7350 on Wednesday, April 28, 1999, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

          (1) Election of two directors, each for a term of three years;

          (2) Amendment of Budget's Restated Certificate of Incorporation to fix the size of Budget's Board of Directors at not less than seven (7) nor more than twelve (12) directors;

          (3) Ratification of the appointment of Arthur Andersen LLP as Budget's independent accountants for fiscal 1999; and

          (4) Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on March 15, 1999 are entitled to attend and vote at the meeting or any postponement or adjournment.

                                          By order of the Board of Directors,
                                          /s/ SANFORD MILLER
                                          SANFORD MILLER
                                          Chairman of the Board and Chief
                                          Executive Officer


April 2, 1999

Daytona Beach, Florida

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY CARD WILL NOT BE USED. IF THE PROXY CARD IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY CARD WILL SAVE US THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THE MEETING...........................................    1
  Why am I receiving this Proxy Statement and Proxy Card?...    1
  What is the purpose of the annual meeting?................    1
  Who is entitled to vote?..................................    1
  How many votes does each share of common stock entitle its
     holder to cast?........................................    1
  Who can attend the meeting?...............................    2
  How many votes do you need to hold the meeting?...........    2
  How do I vote?............................................    2
  Can I change my vote after I return my proxy card?........    2
  Will my shares be voted if I do not sign and return my
     Proxy Card?............................................    2
  What are the Board's recommendations?.....................    3
  What vote is required to approve each item?...............    3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............    4

ITEM 1 -- ELECTION OF DIRECTORS.............................    7
  Directors Standing for Election...........................    7
     Who are the nominees this year?........................    7
     What if a nominee is unwilling to serve?...............    7
     What is the background of this year's nominees?........    7
  Directors Continuing in Office............................    8
  What is the background of the directors not standing for
     election this year?....................................    8
  How are directors compensated?............................    9
  How often did the Board meet during 1998?.................    9
  What committees has the Board established?................    9
  Executive Officers........................................   10
  Certain Relationships and Related Transactions............   11
  Executive Compensation....................................   14
     Compensation Committee Report on Executive
      Compensation..........................................   14
     Compensation Committee Interlocks and Insider
      Participation.........................................   15
     Executive Severance Agreements.........................   15
     Executive Compensation Summary Table...................   16
     Option Grants During 1998 and Year-End Option Values...   17
     Aggregate Option Exercises During 1998 and Year-End
      Option Values.........................................   17
     Performance Graph......................................   18

ITEM 2 -- AMENDMENT OF CERTIFICATE OF INCORPORATION
          REGARDING NUMBER OF DIRECTORS.....................   18
  What is the Proposed Amendment?...........................   18
  What are the reasons for the Proposed Amendment?..........   19

ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
          ACCOUNTANTS.......................................   19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   20

OTHER MATTERS...............................................   20

ADDITIONAL INFORMATION......................................   20

                               BUDGET GROUP, INC.

                                125 BASIN STREET
                                   SUITE 210
                          DAYTONA BEACH, FLORIDA 32114

                             ---------------------

                                PROXY STATEMENT
                             ---------------------


     This Proxy Statement contains information regarding the 1999 annual meeting of stockholders of Budget Group, Inc. The meeting will be held on Wednesday, April 28, 1999, beginning at 10:00 a.m., at the Hilton Daytona Beach Ocean Front Resort, 2637 S. Atlantic Avenue, River Room, Daytona Beach, Florida, (904) 767-7350 and at any postponements or adjournments of the meeting. The proxy card enclosed with this Proxy Statement is being solicited by the Budget Group, Inc. ("Budget") Board of Directors. Voting material for the meeting, which includes this Proxy Statement, the enclosed proxy card and our 1998 Annual Report, will be mailed to our stockholders on or about April 2, 1999.


                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of Class A or Class B common stock in Budget. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so you can make an informed decision.

     When you sign the proxy card, you appoint Sanford Miller and Jeffrey D. Congdon as your representatives at the meeting. Mr. Miller and Mr. Congdon will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Miller and Mr. Congdon will vote your shares, under your proxy, in accordance with their best judgment.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include the election of directors, the amendment of our Restated Certificate of Incorporation to fix the number of directors that comprises the Board of Directors and ratification of the appointment of our independent accountants. In addition, management will report on the performance of Budget during 1998 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, March 15, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on the record date, 33,965,021 shares of Budget's Class A common stock and 1,936,600 shares of Class B common stock were outstanding and are entitled to vote at the annual meeting.

HOW MANY VOTES DOES EACH SHARE OF COMMON STOCK ENTITLE ITS HOLDER TO CAST?

     Holders of Class A common stock are entitled to one vote per share, and holders of Class B common stock are entitled to ten votes per share on each matter to be voted on at the meeting. No cumulative voting rights are authorized and dissenter's rights of appraisal under Delaware law or the rules of the New York Stock Exchange do not apply to the matters being proposed.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and may be accompanied by guests. Registration and seating will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Our Bylaws provide that the presence in person or by proxy of the holders of a majority of the combined voting power of all shares of common stock issued and outstanding on the record date and entitled to vote at the meeting is required to hold the meeting and conduct business. This is called a "quorum." Proxy cards received but marked "ABSTAIN" or as "broker non-votes" will be included in the calculation of the number of shares considered to be present at the meeting.

     As of March 15, 1999, 33,965,021 shares of our Class A common stock and 1,936,600 shares of our Class B common stock were issued and outstanding.

HOW DO I VOTE?

     YOU MAY VOTE BY MAIL. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the two named nominees, for the amendment to our Restated Certificate of Incorporation and for the ratification of the appointment of the independent accountants.

     YOU MAY VOTE IN PERSON AT THE MEETING. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Budget either a notice of revocation or an executed proxy card with a later date. The powers of the proxy holders will be suspended if you attend the meeting in person AND SO REQUEST. Attendance at the meeting will not by itself revoke a previously granted proxy.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     - for election of the nominated slate of directors (see page 7);

     - for amending our Restated Certificate of Incorporation to provide that our Board of Directors shall consist of not less than seven (7) nor more than twelve (12) directors and the Board shall have the exclusive right to fix the number of directors (see page 18); and

     - for ratification of the appointment of Arthur Andersen LLP as Budget's independent accountants (see page 19)

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares not voted, whether by marking "ABSTAIN" on your proxy card, by broker non-vote (which is described above) or otherwise, have no impact on the election of directors. Unless a properly executed proxy card is marked "WITHHOLD AUTHORITY," the proxy given will be voted "FOR" the two nominees for director.

     AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION The affirmative vote of the holders of a majority of the combined voting power of the shares of Class A common stock and Class B common stock outstanding on the record date is required to approve the amendment to our Restated Certificate of Incorporation. A properly executed proxy card marked "ABSTAIN" with respect to the amendment will not be voted. Accordingly, an abstention will have the effect of a vote "AGAINST" the proposal to amend the Restated Certificate of Incorporation.

     RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. The affirmative vote of the majority of the combined voting power of shares of Class A common stock and Class B common stock represented in person or by proxy and entitled to vote on the item is required for approval. A properly executed proxy card marked "ABSTAIN" with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, an abstention will have the effect of a vote "AGAINST" the proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Unless otherwise indicated, the following table sets forth certain information, as of March 15, 1999, with respect to the beneficial ownership of our common stock by (i) each person known by us to beneficially own more than 5% of either class of common stock, (ii) each director or nominee for director,
(iii) our executive officers and (iv) all directors and executive officers as a group. As of March 15, 1999, we had outstanding 33,965,021 shares of Class A common stock and 1,936,600 shares of Class B common stock. This table also gives effect to shares that may be acquired pursuant to options as described in the footnotes below.


                                       CLASS A COMMON STOCK              CLASS B COMMON STOCK           PERCENT OF
                                  -------------------------------   -------------------------------    TOTAL VOTING
                                    NUMBER OF        PERCENT OF       NUMBER OF        PERCENT OF     POWER OF COMMON
                                  CLASS A SHARES   CLASS A SHARES   CLASS B SHARES   CLASS B SHARES        STOCK
                                   BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS     OWNED(A)          OWNED           OWNED(A)          OWNED             OWNED
--------------------------------  --------------   --------------   --------------   --------------   ---------------
Sanford Miller.................     1,122,808(b)         3.2%         1,024,550(b)        45.4%             19.0%
Jeffrey D. Congdon.............       706,385(c)         2.0            614,150(c)        27.3              10.5
Robert L. Aprati...............        85,440(d)       *                     --             --            *
Michael B. Clauer..............        24,655(e)       *                     --             --            *
Scott R. White.................        78,011(d)       *                     --             --            *
Mark R. Sotir..................        20,162(f)       *                     --             --            *
Ronald D. Agronin..............        37,400(g)       *                     --             --            *
James F. Calvano...............        42,500(h)       *                     --             --            *
Martin P. Gregor...............        43,905(g)       *                     --             --            *
F. Perkins Hixon...............        15,000(i)       *                     --             --            *
John P. Kennedy................       655,449(j)         1.9            614,150(j)        27.3              10.4
Jeffrey R. Mirkin..............       202,383(k)       *                     --             --            *
Dr. Stephen L. Weber...........        40,600(h)       *                     --             --            *
All directors and executive
  officers as a group (13
  persons).....................     3,009,332(l)         8.9          2,252,850(m)       100.0%             41.2%
5% STOCKHOLDERS
The Equitable Companies
  Incorporated.................     3,972,100(n)        11.7                 --             --               7.4
Baron Capital Group, Inc.......     3,224,450(o)         9.5                 --             --               6.0
Oppenheimer Management
  Company......................     2,216,004(p)         6.5                 --             --               4.2
Capital Research & Management
  Company......................     2,201,110(q)         6.5                 --             --               4.1
Lazard Freres & Co. LLC........     1,884,800(r)         5.5                 --             --               3.5
Questor Partners Fund, L.P.....     1,779,892(s)         5.2                 --             --               3.3


------------------------------

*    Less than 1%
(a) In determining the number and percent of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options, convertible notes or convertible preferred stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. To the best of our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
(b) Includes (i) 905,800 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 118,750 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under our 1994 Incentive Stock Option Plan (the "1994 Employee Option Plan"), (iii) 8,000 shares of Class A common stock owned by Mr. Miller's minor children but with respect to which Mr. Miller has sole voting and dispositive power, and (iv) 32,683 shares of Class A common stock held by the Budget Group, Inc. Savings Plus Plan ("Savings Plus Plan") of which Mr. Miller, as a trustee of the Savings Plus Plan, shares voting and dispositive power. Mr. Miller's address is 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.

(c) Includes (i) 515,400 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 98,750 shares of Class A common stock issuable upon conversion of Class B common Stock issuable upon exercise of options granted under the 1994 Employee Option Plan, (iii) 16,669 shares of Class A common stock owned by the Congdon Family Foundation, Inc. (the "Foundation"), of which Mr. Congdon and his wife share voting and dispositive power as the President and Treasurer and Vice President and Secretary, respectively, of the Foundation and (iv) 32,683 shares of Class A common stock held by the Savings Plus Plan of which Mr. Congdon, as a trustee of the Savings Plus Plan, shares voting and dispositive power. Mr. Congdon's address is Woodland Corporate Center One, 7602 Woodland Drive, Suite 150, Indianapolis, Indiana 46278-2706.
(d) Includes 62,500 shares of Class A common stock issuable upon exercise of options granted under the 1994 Employee Option Plan.
(e) Includes 8,750 shares of Class A common stock issuable upon exercise of options granted under the 1994 Employee Option Plan.
(f) Includes 20,375 shares of Class A common stock issuable upon exercise of options granted under 1994 Employee Option Plan.
(g) Includes 32,500 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(h) Includes 37,500 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(i) Includes 15,000 shares of Class A common stock issuable upon exercise of options granted under the 1994 Directors' Plan.
(j) Includes (i) 515,400 shares of Class A common stock issuable upon conversion of Class B common stock, (ii) 98,750 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under the 1994 Employee Option Plan, and (iii) 32,683 shares of Class A common stock held by the Savings Plus Plan of which Mr. Kennedy, as a trustee of the Savings Plus Plan, shares voting and dispositive power. Mr. Kennedy's address is 131 Church Street, Suite 210, Burlington, Vermont 05401.
(k) Includes (i) 3,515 shares of Class A common stock beneficially owned by a family corporation, of which Mr. Mirkin has sole voting and dispositive power as President, (ii) 90,000 shares of Class A common stock beneficially held by a charitable remainder trust of which Mr. Mirkin has sole voting and dispositive power as the trustee and (iii) 37,500 shares of Class A common stock issuable upon exercise of options granted under our 1994 Directors' Plan.
(l) Includes (i) 1,936,600 shares of Class A common stock issuable upon conversion of Class B common stock and (ii) 240,000 shares of Class A common stock issuable upon conversion of Class B common stock issuable upon exercise of options granted under the 1994 Employee Option Plan.

(m) Includes 316,250 shares of Class B common stock issuable upon exercise of options granted under the 1994 Employee Stock Option Plan


(n) Represents shares of Class A common stock owned by subsidiaries of The Equitable Companies Incorporated ("Equitable") as follows: (i) 620,500 shares of Class A common stock held by The Equitable Life Assurance Society of the United States; and (ii) 3,351,600 shares of Class A common stock held by Alliance Capital Management L.P. The Equitable's address is 1290 Avenue of the Americas, New York, New York 10104. This information is included in reliance upon a Schedule 13G filed by Equitable with the Commission on April 10, 1998.


(o) Represents shares of Class A common stock beneficially owned by Ronald Baron and by the following entities controlled by Mr. Baron: Baron Capital Group, Inc., BAMCO, Inc., Baron Asset Fund and Baron Capital Management, Inc. (the "Baron Affiliates"). The address for the Baron Affiliates is 767 Fifth Avenue, 24th Floor, New York, New York 10153. This information is included in reliance upon a Schedule 13G filed by the Baron Affiliates with the Commission on January 8, 1999.


(p) Includes shares of Class A common stock that would be received upon conversion of beneficial ownership of convertible preferred shares. The address of Oppenheimer Management Company ("Oppenheimer") is Two World Trade Center, 34th Floor, New York, New York 10048-0203. This information is included in reliance upon a Schedule 13G filed by Oppenheimer with the Commission on February 12, 1999.

(q) Includes 1,366,110 shares of Class A common stock that would result from conversion of 900,000 convertible preferred shares. The address of Capital Research & Management Company ("Capital Research") is 333 South Hope Street, Los Angeles, California 90071. This information is included in reliance upon a Schedule 13G filed by Capital Research with the Commission on February 11, 1999.


(r) The address of Lazard Freres & Co. LLC ("Lazard") is 30 Rockefeller Plaza, New York, New York 10020. This information is included in reliance upon a
     Schedule 13G filed by Lazard with the Commission on February 10, 1999.


(s) Includes 119,143 shares of Class A common stock owned by Questor Side-By-Side Partners, L.P., an affiliate of Questor Partners Fund, L.P. ("Questor"). Questor's address is 103 Springer Building, 3411 Silverside, Wilmington, Delaware 19810. This information is included in reliance upon a
     Schedule 13G filed by Questor Partners Fund, L.P. and Questor Side-By-Side Partners, L.P. on June 29, 1998.

                         ELECTION OF DIRECTORS (ITEM 1)

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors currently consists of nine (9) directors divided into three classes, having three-year terms that expire in successive years.

WHO ARE THE NOMINEES THIS YEAR?


     The current term of office of Messrs. Agronin, Kennedy and Mirkin, who are directors in Class III, expires at the 1999 annual meeting. The Board proposes that Mr. Agronin and Mr. Kennedy be re-elected to Class III for a new term of three years and until their successors are duly elected and qualified. The Nominating Committee did not nominate Mr. Mirkin to stand for re-election to the Board of Directors. The Nominating Committee has elected not to nominate a third director to fill the Class III vacancy at the annual meeting, and the Board has fixed the size of the Board at eight (8) effective as of the annual meeting. The Board, however, intends after the meeting to seek a qualified candidate to add to the Board of Directors.


WHAT IF A NOMINEE IS UNWILLING TO SERVE?

     Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. In no event will proxies be voted for the election of more than two nominees to the Board of Directors.

WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?

     CLASS III DIRECTORS.

     The directors standing for election are:

     Ronald D. Agronin, 61, was elected as a director in April 1994. He has been a consultant for Black Clawson Company ("Black Clawson"), a manufacturer of paper making machinery, and United Container Machinery, Inc. ("United Container Machinery"), a corrugating machinery manufacturer, since April 1998. From 1993 to April 1998, Mr. Agronin was Vice Chairman of Black Clawson and President and Chief Executive Officer of United Container Machinery. He served as Executive Vice President and Chief Operating Officer of Black Clawson from 1987 to 1993. Mr. Agronin is the first cousin of Mr. Miller. Mr. Agronin is a member of the Board's Compensation and Audit/Finance Committees.

     John P. Kennedy, 54, was elected as a director in April 1994 and served as Vice Chairman of the Board of Directors from May 1997 to December 1998. From August 1994 to May 1997 he was Budget's President and Chief Operating Officer. From November 1991 to August 1994, he was Chairman and President of Metro West, Inc., whose wholly owned subsidiary previously owned Budget's San Diego airport operations. From November 1990 to November 1991, he was an independent consultant to the vehicle rental industry. From July 1985 to August 1989, he served as President of NYRAC, Inc. d/b/a Budget Rent a Car of Kennedy and La Guardia Airports. From 1968 to 1984, he served in various capacities with Avis, Inc. ("Avis"), including Vice President of Operations.

     Other Class III Director:

     Jeffrey R. Mirkin, 46, who currently is a Class III Director, was not nominated to stand for re-election to the Board of Directors. Mr. Mirkin was elected as a director in October 1995. Since 1985, Mr. Mirkin has been the President of Budget Rent a Car of Southern California ("SoCal"), a franchisee of Budget in Southern California.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. AGRONIN AND MR. KENNEDY TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2002 OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

                         DIRECTORS CONTINUING IN OFFICE

WHAT IS THE BACKGROUND OF THE DIRECTORS NOT STANDING FOR ELECTION THIS YEAR?

     CLASS I DIRECTORS. The following Class I directors were elected at Budget's 1998 annual meeting for terms ending in 2001:

     Sanford Miller, 46, has been the Chairman of the Board of Directors and Chief Executive Officer and a director since April 1994. From August 1991 to August 1994, he was Vice President of Tranex Rentals of New York, Inc. ("Tranex"), which operated the Albany and Rochester Budget franchises, and from December 1991 to August 1994, was Vice President of Capital City Leasing, Inc. ("Capital City"), which operated the Richmond, Virginia Budget franchise. From 1989 to 1991, Mr. Miller served as Director of Marketing, Special Accounts, for Budget Rent-a-Car Corporation ("BRAC"). From 1981 to 1989, Mr. Miller was an executive officer and principal stockholder of corporations that owned and operated 30 Budget franchises that were sold to BRAC in 1989. From 1979 to 1981, he was North East Regional Field Operation Manager for BRAC. Mr. Miller served as President of the American Car Rental Association, a nationwide industry trade association in 1993 and Chairman of the Licensee Local Market Advisory Board of the Budget System in 1989 and 1990. Mr. Miller is also a director of Tranex Credit Corporation, AVTEAM, Inc. and Peninsula Bank of Central Florida and is the Chairman of the Board of College Foundation, Inc., Oswego State University. Mr. Miller is the first cousin of Mr. Agronin.

     James F. Calvano, 62, was elected as a director in August 1994. Since January 1999, Mr. Calvano has been a consultant for MoneyGram Payment Systems, Inc ("MoneyGram"), a provider of electronic money transfer services, where he served as Chairman of the Board, Chief Executive Officer and a director from December 1996 to July 1998 and was a consultant from February 1996 to December 1996. From June 1991 to February 1996, he was the Executive Vice President of Marketing for Travelers Group, a subsidiary of Travelers, Inc. From November 1993 to February 1995, he was Chief Administrative Officer of Travelers Insurance Companies. From June 1991 to May 1993, Mr. Calvano was President and Chief Operating Officer of New Valley Corp. From January 1989 to December 1990, Mr. Calvano was President and Chief Executive Officer of Carlson Travel Group and Executive Vice President of Carlson Companies Inc. From November 1986 to December 1988, he served as President of Commercial Credit Corp. and Executive Vice President of Primerica Corp. Mr. Calvano served American Express Travel Related Services Co., Inc. as its Vice Chairman, President of Payment Systems Division, USA and President of Consumer Financial Services Division, USA between October 1981 and November 1986. From 1972 to 1981, Mr. Calvano was employed by Avis and served in various capacities, including President and Chief Executive Officer, Executive Vice President and Chief Operation Officer and Group Vice President, Western Hemisphere. Mr. Calvano is Chairman of the Board's Nominating Committee and is a member of the Compensation Committee.

     Martin P. Gregor, 35, was elected as a director in December 1996. Mr. Gregor serves as a managing director of McDonald Investments, Inc., where he began his employment as an associate in 1989. Mr. Gregor is Chairman of the Board's Compensation Committee and is a member of the Audit/Finance Committee.

     CLASS II DIRECTORS. The following Class II directors were elected at Budget's 1998 annual meeting for terms ending in 2000:

     Jeffrey D. Congdon, 55, was elected as a director in April 1994 and has been Vice Chairman of the Board of Directors since January 1991. From January 1991 to March 1998 he also served as Budget's Chief Financial Officer. Since December 1990, he has been Secretary, Treasurer and a director of Tranex Credit Corporation, which provides financing for purchases of previously owned vehicles. From 1980 to 1989, he was an executive officer and principal stockholder of corporations that owned and operated 30 Budget franchises that were sold to BRAC in 1989. From 1982 to 1996, Mr. Congdon owned and operated retail new and/or used vehicle sales operations in Indianapolis, Indiana. Mr. Congdon is currently a director of Smart Choice Automotive Group, Inc., which conducts a retail used car sales business in Florida.

     Dr. Stephen L. Weber, 57, was elected as a director in April 1994. Since June 1996, Dr. Weber has been the President of San Diego State University. From August 1995 to June 1996, he was the Interim Provost at the State University of New York System Office. From 1988 until June 1996, he was President of State University of New York at Oswego. Dr. Weber is a member of Budget's Nominating Committee.

     F. Perkins Hixon, Jr., 40, was elected a director in April 1998. He has served since February 1995 as a managing director of Credit Suisse First Boston Corporation ("CSFBC") New York Investment Banking Department, where he was first employed as an associate in 1985. Mr. Hixon also serves as a member of CSFBC's Worldwide Investment Banking and Investment Committees. Mr. Hixon is the Chairman of the Board's Audit/Finance Committee and is a member of the Nominating Committee.

HOW ARE DIRECTORS COMPENSATED?

     CASH COMPENSATION. Non-employee directors receive an annual retainer of $18,000. Directors who are also employees of Budget are not separately compensated for their service as directors.

     OPTIONS. Non-employee directors are eligible to participate in Budget's 1994 Directors' Stock Option Plan ("Directors' Plan"). In 1998, Budget granted options to purchase an aggregate of 90,000 shares of Class A common stock to outside directors under the 1994 Directors' Plan. Of these options, options to purchase 75,000 shares of Class A common stock were granted on February 26, 1998, expire on February 28, 2008 and are exercisable at a price of $30.875 per share. The remaining options to purchase 15,000 shares of Class A common stock were granted on April 23, 1998, expire on April 23, 2008 and are exercisable at a price of $37.0625 per share.

HOW OFTEN DID THE BOARD MEET DURING 1998?

     The Board of Directors met 7 times during 1998. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Nominating, Compensation and Audit/Finance Committees.

     NOMINATING COMMITTEE. The Nominating Committee consists of Messrs. Calvano and Hixon and Dr. Weber. This Committee is responsible for nominating candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by Budget's stockholders if the nomination is set forth in writing and delivered to Budget's General Counsel and Secretary at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114. During 1998 the Nominating Committee held one meeting.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Gregor, Calvano and Agronin. The Compensation Committee establishes salaries, incentives and other forms of compensation for senior officers of Budget, administers Budget's incentive compensation and benefit plans and recommends policies relating to such plans. This Committee met 10 times in 1998.

     AUDIT/FINANCE COMMITTEE. The Audit/Finance Committee consists of Messrs. Agronin, Gregor and Hixon. This Committee reviews Budget's accounting practices, internal accounting controls and financial results and oversees the engagement of Budget's independent auditors. The Audit/Finance Committee met twice in 1998.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding Budget's executive officers:

NAME                                         AGE             POSITION(S) WITH BUDGET
----                                         ---             -----------------------
Sanford Miller.............................  46    Chairman of the Board of Directors, Chief
                                                     Executive Officer and Director
Jeffrey D. Congdon.........................  55    Vice Chairman of the Board of Directors and
                                                     Director
Robert L. Aprati...........................  54    Executive Vice President, General Counsel
                                                   and Secretary
Scott R. White.............................  35    Executive Vice President, Corporate
                                                     Development
Michael B. Clauer..........................  42    Executive Vice President and Chief
                                                   Financial Officer
Mark R. Sotir..............................  35    President, North America, Budget Rent a Car
                                                     Corporation

     Each of the above executive officers was elected by the Board to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal.

     Robert L. Aprati has been Executive Vice President, General Counsel and Secretary of Budget since August 1997, was Senior Vice President, General Counsel and Secretary of BRAC from January 1988 to July 1997 and was Vice President, General Counsel and Secretary of BRAC from September 1978 to January 1988. Mr. Aprati has been a long-standing director and is the immediate past President of the American Car Rental Association.


     Scott R. White has been Executive Vice President, Corporate Development since February 1997. From August 1992 to February 1997, he worked in the Investment Banking Department of CSFBC, most recently as a vice president. In addition, he was a financial analyst at The First Boston Corporation from July 1986 to July 1989.


     Michael B. Clauer has been Chief Financial Officer of Budget since November 1997 and an executive vice president since September 1998. From November 1997 to September 1998 he was a senior vice president of Budget. From April 1996 to November 1997, he served as Senior Director of Finance, Strategy & Planning for the North America National Franchise Business Units of the Pepsi-Cola Company. From September 1994 to April 1996, Mr. Clauer was the Senior Director -- Field Finance for Pepsico International Restaurants, Inc. From June 1992 to September 1994, he served as Senior Director -- Finance, Central Division for Pizza Hut, Inc.

     Mark R. Sotir has been President, North America, Budget Rent a Car Corporation since January 1999. Mr. Sotir has served in management positions for BRAC since April 1995. From August 1998 to January 1999, he was Senior Vice President, Operations, from June 1997 to August 1998 he was Vice President, Marketing and from April 1995 to June 1996 he was Vice President, Revenue Management. Prior to joining BRAC, Mr. Sotir was Marketing Manager for The Coca-Cola Company from August 1994 to April 1995 and was Senior Production Manager from July 1993 to August 1994.

     For descriptions of the business experience of Messrs. Miller and Congdon, see "Item 1 -- Election of Directors -- Directors Continuing in Office."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

     Alabama. Our Mobile, Alabama airport service facility is leased from Messrs. Miller and Congdon and another individual. This lease terminates July 14, 1999 and is not subject to any renewal options. Rental payments under the lease were approximately $67,464 in 1998.

     Florida. Our Gainesville, Florida airport service facility is leased from Mr. and Mrs. Miller, Mr. and Mrs. Congdon and another individual. This lease terminates May 31, 1999, subject to renewal. Rental payments under the Lease were approximately $48,350 in 1998. Our Tallahassee, Florida airport service facility is leased from Mr. and Mrs. Miller, Mr. Miller's brother-in-law, who is an employee of Budget, and an unrelated individual. This lease terminates May 31, 1999. Rental payments under the lease were approximately $55,260 in 1998.

     Indiana. Mr. Congdon has a 50% equity interest in Tranex Realty, an entity that owns two retail car sales facilities in Indianapolis, Indiana which are leased to Budget. One lease terminates in March 2004 and the other lease terminates in November 2004, each subject to renewal. The aggregate rental payments under the leases totaled approximately $300,000 in 1998.

     New York. Our Rochester, New York airport facility is leased from a partnership formed by Mr. Miller and a former employee of Budget. This lease terminates in 2013, subject to renewal. Rental payments under the lease were approximately $90,000 in 1998. Our La Guardia, New York airport service facility is leased from Messrs. Miller, Congdon and Kennedy. This lease terminates June 30, 1999, subject to renewal. Rental payments under the lease were approximately $752,904 in 1998. Budget is also a guarantor and contingent sub-lessee of the Rego Park, New York rental facility, which is leased from Mr. Miller and another individual. The lease terminates August 31, 2002. Budget is a guarantor until May 31, 1999. Rental payments under the lease were approximately $154,776 in 1998.

     Ohio. We lease one of our Dayton, Ohio retail car sales facilities from MCK Real Estate Corporation ("MCK"), which is owned by Messrs. Miller, Congdon and Kennedy. This lease terminates in March 2007, subject to renewal. Rental payments under the lease were approximately $144,038 in 1998.

     Pennsylvania. Our Philadelphia, Pennsylvania retail vehicle sales facility, regional administrative headquarters and vehicle maintenance facility are leased from MCK. This lease terminates in September 2002, subject to renewal. Rental payments under the lease were approximately $324,577 in 1998.

     Virginia. Our Richmond, Virginia airport facility is leased from a partnership formed by Mr. Miller and an another individual (the "Richmond Partnership"). This lease terminates in 2013, subject to renewal. Rental payments under the lease were approximately $103,300 in 1998. Our Chesterfield County, Virginia non-airport facility is also leased from the Richmond Partnership. This lease commenced in June 1994 and terminates in May 2014, subject to renewal. Rental payments under this lease were approximately $45,912 in 1998. Our Richmond, Virginia retail vehicle sales facility is leased from MCK. This lease terminates in October 2000, subject to renewal. Rental payments under the lease were approximately $124,218 in 1998.

     All of the above leases are on a triple net basis (i.e., we are responsible for the payment of taxes, insurance and utilities and for the general maintenance of these facilities in addition to our obligations to pay base rent). We believe that these leases are on terms no less favorable to us than could be obtained from unaffiliated third parties.

LOS ANGELES ACQUISITION


     In connection with our acquisition of the Budget franchise for Los Angeles, California (the "Los Angeles Acquisition"), we agreed to pay SoCal a royalty equal to 5% of the monthly gross revenues derived from those operations, subject to a minimum amount. In addition, we issued a note to SoCal in the principal amount of approximately $4,750,000 (the "SoCal Note"), assumed the obligations of SoCal under a note (the "SoCal Bank Note") in the principal amount of approximately $4,700,000 which was secured by the personal guaranty of Mr. Mirkin and assumed certain other indebtedness that was personally guaranteed by Mr. Mirkin. Mr. Mirkin is the Chief Executive Officer and a general partner of SoCal and, upon consummation of the Los Angeles Acquisition, became a director of Budget. We operate as a sub-franchisee of SoCal in the San Diego territory and pay royalty fees to SoCal based on rental revenues for vehicles other than trucks pursuant to a franchise agreement (the "SoCal Franchise Agreement"). In 1998, we paid SoCal approximately $6,686,525 in royalty fees (includes royalty fees paid by BRAC). Except as described above, prior to the Los Angeles Acquisition, there was no material relationship between Budget and SoCal. There was approximately $559,505 of other indebtedness payable by us to SoCal at December 31, 1998.


     The Company is a named defendant in an action for declaratory relief filed by SoCal on March 23, 1998 in the Superior Court of Los Angeles in which SoCal is seeking a determination, given the SoCal Franchise Agreement, as to whether the Company can operate locations of Premier Car Rental LLC, the Company's insurance replacement company, in Southern California. Also, SoCal is a party to a shareholders' agreement dated as of October 20, 1995 among SoCal, Messrs. Miller, Kennedy and Congdon and the Company (the "SoCal Shareholders' Agreement"). The SoCal Shareholders Agreement grants SoCal the right to designate one nominee to the Company's Board of Directors, which nominee shall be reasonably satisfactory to the Nominating Committee of the Board of Directors. SoCal's nominee, Mr. Mirkin, was not found to be reasonably satisfactory to the Nominating Committee, and Mr. Mirkin was not nominated as a director for election at the 1999 Annual Meeting of Stockholders. On March 1, 1999, Mr. Mirkin filed suit in the Superior Court of Los Angeles against the Company and Messrs. Miller, Kennedy and Congdon seeking to require the Company to accept Mr. Mirkin as a member of the Board of Directors.


VALCAR ACQUISITION

     In connection with the acquisition of ValCar Rental Sales, Inc. in August 1996, we assumed an unsecured revolving credit note payable to Mr. Congdon in the amount of $1.5 million. The note is due on demand and bears interest at the prime rate plus 2%. Pursuant to this note, we made interest payments to Mr. Congdon of approximately $123,250 in 1998 and paid off the notes in full with payments of $500,000 and $1,000,000, respectively, in August and November in 1998.

EXECUTIVE SHARE PURCHASE PROGRAM

     In December 1998, Budget's executive officers participated in Budget's Executive Share Purchase Program (the "Program"). Under the Program, executive officers purchased shares of Budget Class A common stock with funds from loans provided by KeyBank National Association ("KeyBank"). The loans have terms of 3 years, and bear interest at a rate equal to 1/2% below the floating prime rate at KeyBank (7.25% on February 2, 1999). Principal repayment is due at maturity or upon termination or resignation of the officer's employment. Interest on the loans is due quarterly and is paid by Budget to KeyBank and is to be reimbursed by the officer to Budget from the officer's annual incentive award. If there is no annual incentive paid in any year, interest accrues and rolls over to the next year. Reimbursement of interest by the officer to Budget will be forgiven if the price of Class A common stock and/or financial results reach certain performance targets. Budget has guaranteed repayment of principal and interest on the loans.

     Pursuant to the Program, the executive officers purchased shares of Class A common stock, as follows:


EXECUTIVE OFFICER                                 SHARES PURCHASED   DOLLAR AMOUNT OF PURCHASE
-----------------                                 ----------------   -------------------------
Sanford Miller..................................       38,498               $499,937.34
Jeffrey D. Congdon..............................       38,498                499,937.34
Robert L. Aprati................................       19,249                249,968.69
Scott R. White..................................       15,399                199,972.34
Michael R. Clauer...............................       15,399                199,972.34
Mark R. Sotir...................................        9,625                124,990.83


TRANEX CREDIT CORPORATION

     Mr. Congdon owns a 50% equity interest in and serves as Secretary and Treasurer and a director of Tranex Credit Corporation ("Tranex"). In 1998, we sold accounts receivable to Tranex totaling approximately $2,614,937 generated pursuant to financing arrangements we extended to purchasers of vehicles sold by us at our retail sales locations.

COLONIAL BANK


     Until March 1998, Mr. Miller served as a director of Colonial Bank of Volusia County in Ormond Beach, Florida. We maintained a cash management account at that bank with an average balance during 1998 of approximately $1,540,778.


PENINSULA BANK

     In December 1998, Mr. Miller became a director of Peninsula Bank of Central Florida, in Daytona Beach, Florida. We maintain a cash management account at that bank which had an average balance during 1998 of approximately $446,150.

CREDIT SUISSE FIRST BOSTON CORPORATION

     Mr. Hixon, one of our directors, is a managing director of CSFBC, an investment banking firm which periodically performs fee-based services for us. CSFBC and its affiliates have provided extensive investment banking and advisory services to us in connection with certain of our debt facilities and public offerings of securities for customary fees. Most recently, during 1998 CSFBC acted as a lead underwriter in connection with the offering of 6 1/4% convertible trust preferred securities (HIGH TIDES) of Budget Group Capital Trust, a subsidiary of Budget, and served as our financial advisor in connection with our acquisition of Ryder TRS, Inc. in June 1998. CSFBC is also a lender under our $550 million credit facility.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Budget's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists entirely of directors who are not employees of Budget to ensure that executive compensation is determined in an objective manner. In addition to determining the salary and bonus compensation for Budget's most highly compensated executive officers, the Compensation Committee administers Budget's 1994 Incentive Stock Option Plan (the "Plan") and, accordingly, determines the nature, timing and amount of option grants to executive officers under the Plan.

     Executive Officer Compensation Policy. Budget is engaged in a highly competitive and dynamic industry, and Budget's success depends in large part upon its ability to attract, motivate, retain and reward executive officers. The Compensation Committee endeavors to align the long-term interests of Budget, its stockholders and its management in determining executive compensation. The Compensation Committee believes the mutuality of interests between Budget's executive officers and Budget's stockholders is strengthened by increasing executive officer's ownership of Common Stock through equity-based compensation. A significant portion of executive officer compensation, therefore, generally consists of stock option grants.

     At least annually the Compensation Committee reviews the individual contributions and performance of each executive officer, as well as prior compensation granted. The Compensation Committee takes into account the Chief Executive's recommendation as well as various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for executive officers. In particular, the Compensation Committee considers several financial performance measures, including stock price, revenue growth and net income, as well as the individual executive's work experience, level of responsibility and contribution to Budget's long-term success. It also monitors executive compensation levels of certain comparably sized public companies to ensure Budget's executive compensation levels remain competitive. The Compensation Committee does not, however, apply any specific quantitative formula in making compensation decisions.

     Executive compensation decisions in 1998 were largely considered in light of the successful completion of the acquisition of Ryder TRS, Inc. ("Ryder") in June 1998 and several other acquisitions throughout the year which increased the size and complexity of Budget. Considerations included the contributions of executive officers to the successful completion of the 1998 acquisitions the compensation level of officers of acquired companies who joined Budget in 1998, and the need to attract and motivate seasoned, new executive officers to Budget who are able to make valuable contributions to the integration of acquired companies and to Budget's growth.

     The Board of Directors also considered the restructuring and other initiatives announced by Budget in November 1998 and the need to retain qualified executive officers to implement these initiatives. To incent the executive officers in connection with the announced restructuring plan, Budget entered into agreements with respect to guaranties and interest repayment obligations on loans from KeyBank to the executive officers. The proceeds of the loans were used by the executive officers to purchase shares of Budget's common stock.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer, Mr. Miller, is established by the Compensation Committee and reviewed and adjusted at least annually. Mr. Miller's compensation is principally comprised of a base salary, a bonus and stock option awards which are primarily tied to Budget's revenue growth, net income per share in the prior year, and other achievements in the current year. In determining the reasonableness of the compensation awarded to Mr. Miller in 1998, the Compensation Committee applied the policies and factors discussed above with an emphasis on Mr. Miller's contribution to the successful completion of the Ryder and other 1998 strategic acquisitions and his continuing importance to the strategic direction and growth of Budget.

     Mr. Miller's base salary to March 31, 1998 was $380,000 per year. From April 1 to December 31, 1998, Mr. Miller's base salary increased to $500,000 per year. In addition, in 1998 Budget paid Mr. Miller a $327,000 bonus and granted Mr. Miller an option to purchase 115,000 shares of Class B Common Stock under the Plan with an exercise price equal to the fair market value of the underlying stock on the date prior to the date of grant.

     The Committee has determined that it is unlikely that Budget would pay any amounts for 1998 that would result in a loss of the federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                                THE COMPENSATION COMMITTEE
                                                     James F. Calvano
                                                    Ronald D. Agronin
                                                     Martin P. Gregor

     The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent Budget specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Gregor, a director who served on Budget's Compensation Committee in 1998, is a managing director of MacDonald & Company Securities, Inc. ("MCSI"), an investment banking firm which periodically performs services for Budget for which it receives compensation. MCSI served as a co-managing underwriter in connection with the offering of 6 1/4% convertible trust preferred securities (HIGH TIDES) of Budget Group Capital Trust in June 1998 and provided financial advisory services in connection with Budget's employee benefit plans.

EXECUTIVE SEVERANCE AGREEMENTS


     Budget has entered into a severance agreement (the "Severance Agreement") with each of Messrs. Miller, Congdon, Aprati, White, Sotir and Clauer (each an "Executive") which provides for severance payments and benefits to the Executive if his employment is terminated under various circumstances described therein. Under each Severance Agreement, if an Executive's employment is terminated (a) voluntarily by the Executive within one year after a "change in control" of Budget, (b) by reason of the Executive's death or "disability", (c) within one year after the occurrence of certain other events constituting "good reason" or
(d) if the Executive's employment is involuntarily terminated without "cause" (as such terms are defined in the Severance Agreement), the Executive generally would be entitled (i) to receive an amount of up to three times the sum of the Executive's annual base salary rate plus certain bonus amounts, (ii) to receive his base salary and a pro rated portion of his target bonus through the date of termination, (iii) to receive certain contributions (or equivalents) under the Budget Defined Contribution Retirement Plan, (iv) to continue to participate in Budget's insurance benefit programs for up to 36 months (24 months for Messrs. Sotir and Clauer), (v) to use up to two Company cars for up to 36 months (24 months for Messrs. Sotir and Clauer) and (vi) to receive certain other benefits. The amount equivalent to the Executive Annual Base Salary plus certain bonus amounts is payable in lump sum within 30 days of termination.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of Budget who served in such capacities as of December 31, 1998 (the "Named Executive Officers") for services rendered to Budget during each of the last three fiscal years.


                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                             ANNUAL COMPENSATION            ------------
                                    -------------------------------------    SECURITIES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------  ----   --------   --------   ---------------   ------------   ---------------
Sanford Miller.............  1998   $468,807   $327,000           --          115,000          $ 3,667
  Chairman of the Board      1997    317,500    334,000           --           90,000           17,625
  of Directors and Chief     1996    208,250         --           --           60,000              792
  Executive Officer
Jeffrey D. Congdon.........  1998    406,874    286,500                        95,000            3,525
  Vice Chairman of the       1997    298,750    333,000           --           75,000            2,855
  Board of Directors         1996    197,292         --           --           52,000            1,041
Robert L. Aprati(3)........  1998    220,444    150,000           --           50,000            2,969
  Executive Vice President,  1997         --         --           --               --               --
  General Counsel and        1996         --         --           --               --               --
  Secretary
Scott R. White(4)..........  1998    189,157    175,000           --           50,000            2,177
  Executive Vice President,  1997    139,583         --           --           50,000               --
  Corporate Development      1996         --         --           --               --               --
Michael B. Clauer(5).......  1998    218,563     40,000           --           35,000              577
  Executive Vice President
  and                        1997         --         --           --               --               --
  Chief Financial Officer    1996         --         --           --               --               --


---------------

(1) While the Named Executive Officers enjoy certain perquisites, for fiscal years 1998, 1997 and 1996 these did not exceed the lesser of $50,000 or 10% of each Named Executive Officer's salary and bonus.
(2) Represents, for 1998, Budget's matching contribution under Budget's 401(k) Plan in the amount of $2,400 for each of Messrs. Miller, Congdon and Aprati and $1,680 for Mr. White and $1,267, $1,125, $569, $497 and $577 of premiums on term life insurance policies for Messrs. Miller, Congdon, Aprati, White and Clauer, respectively. Represents, for 1997, Budget's matching contribution under Budget's 401(k) Plan in the amount of $1,875 for each of Messrs. Miller and Congdon and $15,750 and $980 of premiums on term life insurance policies for Mr. Miller and Mr. Congdon, respectively. Represents, for 1996, Budget's matching contributions under Budget's 401(k) Plan of $792 and $1,041 Mr. Miller and Mr. Congdon, respectively.
(3) Mr. Aprati commenced serving as an executive officer in August 1997.
(4) Mr. White began his employment with Budget and commenced serving as an executive officer in February 1997.
(5) Mr. Clauer began his employment with Budget in November 1997 and commenced serving as an executive officer in September 1998.

              OPTION GRANTS DURING 1998 AND YEAR-END OPTION VALUES

     The following table describes the stock options granted to the Named Executive Officers in 1998:

                                                                                         POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                              --------------------------------------------------------      ANNUAL RATES OF
                              NUMBER OF    PERCENT OF TOTAL                                   STOCK PRICE
                              SECURITIES       OPTIONS                                       APPRECIATION
                              UNDERLYING      GRANTED TO      EXERCISE OR                 FOR OPTION TERM(1)
                               OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                          GRANTED(2)    FISCAL YEAR(5)     PER SHARE       DATE         5%          10%
----                          ----------   ----------------   -----------   ----------   ---------   ---------
Sanford Miller..............   115,000(3)        20.0%          $30.875      2/26/08     2,232,969   5,658,782
Jeffrey D. Congdon..........    95,000(3)        16.6            30.875      2/26/08     1,844,627   4,674,646
Robert L. Aprati............    50,000(4)         8.7            30.875      2/26/08       970,856   2,460,340
Scott R. White..............    50,000(4)         8.7            30.875      2/26/08       970,856   2,460,340
Michael B. Clauer...........    35,000(4)         6.1            30.875      2/26/08       679,599   1,727,238

---------------

(1) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by Commission rules and do not represent Budget's estimate or projection of the future price of Class A common stock. Budget does not believe that this method accurately illustrates the potential value of a stock option.
(2) All options granted to executive officers in 1998 vest in four equal annual installments on February 26 of each year during the four-year period ending February 26, 2002.
(3) Represents options to purchase shares of Class B common stock.
(4) Represents options to purchase shares of Class A common stock.

(5) Options to purchase a total of 1,552,900 shares of Class A common stock and 305,000 shares of Class B common stock were granted to employees in 1998.


AGGREGATE OPTION EXERCISES DURING 1998 AND YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to option exercises by the Named Executive Officers during 1998 and the value of options owned by the Named Executive Officers at December 31, 1998.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                   SHARES                      DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                             ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
Sanford Miller.................       0           0          90,000        115,000           0              0
Jeffrey D. Congdon.............       0           0          75,000         95,000           0              0
Robert L. Aprati...............       0           0          50,000         50,000           0              0
Scott R. White.................       0           0          50,000         50,000           0              0
Michael B. Clauer..............       0           0               0         75,000           0              0

---------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $15.72, the average of the high and low Class A common stock price reported for New York Stock Exchange transactions on December 31, 1998.

     As of December 31, 1998, options to purchase a total of 2,607,941 of Class A common stock and 545,000 shares of Class B common stock with exercise prices ranging from $17.00 to $34.25 per share were outstanding under Budget's 1994 Incentive Stock Option Plan.

     On March 16, 1999, the closing sales price of the Class A common stock on the New York Stock Exchange was $12.75.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on Budget's Class A common stock against the cumulative total return of the Nasdaq Composite Index, the New York Stock Exchange Composite Index, the Standard & Poors 500 Index and Budget's peer group index. Budget's peer group consists of Amerco, National Auto Credit, Inc., Pacific International Services Corp., Rollins Truck Leasing Corp. and Ryder Systems Inc. The stock performance graph assumes $100 was invested on August 18, 1994 (the date that the Class A common stock was first publicly traded) and measures the return thereon at various points based on the closing price of the Class A common stock on the dates indicated.

 Measurement Period
    (Fiscal Year
      Covered)               BGI             S&P 500          Peer Group           NYSE             NASDAQ
8/18/94                        100.0000          100.0000          100.0000          100.0000          100.0000
12/31/94                       100.0000           99.1580           86.1029           98.2191          101.3191
12/31/95                        89.4737          132.9815           98.7226          128.9717          141.7642
12/31/96                       169.7370          159.9283          117.5381          153.5481          173.9536
12/31/97                       363.8164          209.5192          123.3729          200.0823          211.5891
12/31/98                       167.1055          265.3951          112.3105          233.2027          295.4432

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either of the Acts, except to the extent Budget specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                 REGARDING SIZE OF BOARD OF DIRECTORS (ITEM 2)

WHAT IS THE PROPOSED AMENDMENT?


     On February 25, 1999, the Board of Directors unanimously approved, subject to stockholder approval, an amendment to Budget's Restated Certificate of Incorporation to provide that (i) the Board shall consist of not less than seven
(7) nor more than twelve (12) directors, with the exact number of directors to be determined from time to time by resolution of the Board and (ii) the Board shall have the exclusive right to fix the number of directors. The Board has resolved to fix the number of directors at eight (8) effective at the annual meeting.

     The Board of Directors recommends that stockholders approve and adopt an amendment to the Restated Certificate of Incorporation to add the following to the beginning of Article Eighth of the Restated Certificate of Incorporation as the first two sentences of such Article Eighth:

          "The number of directors of the Corporation shall not be less than seven (7) nor more than twelve (12), with the exact number of directors to be fixed from time to time by resolution of the Board of Directors of the Corporation. The Board of Directors shall have the exclusive right to fix the number of directors."

WHAT ARE THE REASONS FOR THE PROPOSED AMENDMENT?


     Under our existing Restated Certificate of Incorporation and our Bylaws, the Board of Directors must have a minimum of three directors, but no maximum number of directors is specified. The Board of Directors believes that it is in the best interests of Budget and our stockholders to limit the maximum number of directors at twelve (12) for a number of reasons:


     - maintaining a manageable size of the Board of Directors will facilitate communications and decision-making;

     - the proposed amendment does not limit the Board of Directors to only its current size, but provides flexibility for the Nominating Committee to seek, from time to time, additional qualified candidates to serve on the Board whose diversity and points of view will enhance our ability to guide the future business and affairs of Budget; and

     - setting a maximum number of directors avoids the likely need to fill a high number of vacancies on short notice and thereby will allow the Nominating Committee to preserve the quality of the directors who serve on our Board.

     The proposed amendment may have an anti-takeover effect by discouraging or preventing stockholder groups or potential stockholders seeking to gain control of Budget from altering the size or composition of the Board of Directors, if such stockholders believe it will reduce their ability to affect Budget's direction. The provision may also have the effect of giving existing management a greater ability to retain their positions on the Board of Directors and to dictate, to some degree, the Board's composition and membership.

     The Board of Directors believes that the proposed amendment is in the long-term best interests of the stockholders of Budget. The amendment to the Restated Certificate of Incorporation is not being proposed in response to any specific resignation, threat or resignation or refusal to serve by any director nor is it in response to any specific stockholder action or proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                         RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT ACCOUNTANTS (ITEM 3)

     Budget has appointed Arthur Andersen LLP as Budget's independent accountants for the fiscal year ending December 31, 1999. Arthur Andersen LLP has served as Budget's independent accountants since 1996.

     Representatives of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS BUDGET'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Budget's directors and executive officers and persons who own more than 10% of a registered class of Budget's equity securities to file with the Commission initial reports of ownership and statements of changes in ownership of common stock and other equity securities of Budget. Based solely upon a review of such reports furnished to Budget and certain representations of such persons, all such persons complied with the
Section 16(a) reporting requirements except as follows: (i) the initial statement of beneficial ownership on Form 3 required to be filed by Mr. Hixon upon his becoming a director of Budget on April 23, 1998 was inadvertently not timely filed and was filed on February 12, 1999; (ii) the initial statement of beneficial ownership on Form 3 required to be filed by Mr. Sotir upon his becoming a reporting officer of Budget on January 5, 1999 was inadvertently not timely filed and was filed on March 15, 1999; and (iii) the purchase of 1,800 shares of Class A common stock on December 16, 1998 reportable on Form 4 required to have been filed by January 11, 1999 and the inheritance of 100 shares on December 21, 1998 by Mr. Agronin's wife reportable on the Form 5 filed on February 12, 1999 which both transactions were reported on a Form 4 filed on March 15, 1999; (iv) the distribution of shares to Mr. Mirkin and other general partners from a general partnership on March 25, 1998, reportable on a Form 4 by June 10, 1998, in which Mr. Mirkin had investment power and voting control and had previously reported all of the shares owned by the partnership, and a transfer of 90,000 shares on June 30, 1998 by Mr. Mirkin to a charitable remainder trust of which Mr. Mirkin is trustee and partial beneficiary, reportable on the December 1998 Form 5, of all the foregoing transactions relating to Mr. Mirkin were reported on a Form 5 filed on March 15, 1999; and
(v) the sale of 5,000 shares of Class A common stock on November 5, 1998 by Mr. Calvano was not timely reported by December 10, 1998 and was reported on a Form 4 filed on March 15, 1999.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, Budget knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Budget will be voted in accordance with the recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION


     DISCRETIONARY VOTING POWER. On May 21, 1998, the Commission adopted an amendment to the Rules under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs Budget's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in Budget's proxy statement. The amendment provides that if a proponent of a proposal fails to notify Budget at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then Budget will be allowed to use its discretionary voting authority when the proposal is raised at the meeting to which the proxy statement relates, without any discussion of the matter in the proxy statement. If an issue comes up for vote at the 1999 Annual Meeting that is not on the proxy card, Mr. Miller and Mr. Congdon, as proxy holders, will vote your shares, under your proxy, in accordance with their best judgment.



     STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING. Stockholders interested in presenting a proposal for consideration at Budget's annual meeting of stockholders in 2000 may do so by following the procedures described in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the General Counsel and Secretary no later than December 4, 1999.


     ANNUAL REPORT ON FORM 10-K. Budget will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, including the financial statements and financial statement schedules, as filed with the Commission (without exhibits), upon the written request of any stockholder. Copies of exhibits to the Annual Report on Form 10-K will be furnished (upon payment of

Budget's reasonable expenses in furnishing such exhibits) upon request to the General Counsel and Secretary, Budget Group, Inc., 125 Basin Street, Suite 210, Daytona Beach, Florida 32114.

     PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by Budget. The cost of soliciting proxies in the enclosed form will be borne by Budget. Budget has retained MacKenzie Partners, 156 Fifth Avenue, PH 3, New York, New York 10010, to aid in the solicitation. For these services, Budget will pay MacKenzie Partners a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of Budget may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Budget will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                          By order of the Board of Directors,
                                          /s/ SANFORD MILLER

                                          SANFORD MILLER
                                          Chairman of the Board and
                                          Chief Executive Officer


April 2, 1999

                                                              Please mark
                                                              you votes as
                                                              indicated in  [X]
                                                              this example

                                            FOR               WITHHOLD
                                       all nominees           AUTHORITY
                                       (except as marked to   to vote for
                                       the contrary below)  nominees listed
                                                                                                               FOR  AGAINST  ABSTAIN
Proposal No. 1. To elect two directors                                 Proposal No. 2. To approve amending     [  ]   [  ]    [  ]
                to serve as Class III                                                 Budget's Restated
                Directors, as follows:   [    ]               [    ]                  Certificate of Incorporation
                                                                                      to provide that the Board shall
                                                                                      be comprised of not less than
                                                                                      seven (7) nor more than twelve (12)
                                                                                      directors and that the Board shall
                                                                                      have the exclusive right to fix the
                                                                                      number of directors.
  Ronald D. Agronin   John P. Kennedy

(Instructions: To withhold authority to
vote for any individual nominee, strike                                Proposal No. 3  To ratify the action of the
a line through the nominee's name in the                                              Board of Directors of Budget appointing
list above.)                                                                          Arthur Andersen LLP as Budget's
                                                                                      independent auditors for the year
                                                                                      ending December 31, 1999.
                                                                                                               FOR  AGAINST  ABSTAIN
                                                                                                               [  ]   [  ]    [  ]

                                                                       In their discretion, the Proxies are authorized to vote
                                                                       upon such other business as may properly come before the
                                                                       Annual Meeting.

                                                                                      THIS PROXY WHEN PROPERLY EXECUTED WILL
                                                                                      BE VOTED IN THE MANNER DIRECTED HEREIN
                                                                                      BY THE UNDERSIGNED STOCKHOLDER. IF NO
                                                                                      DIRECTION IS MADE, THIS PROXY WILL BE
                                                                                      VOTED "FOR" ALL PROPOSALS. IF ANY OTHER
                                                                                      MATTERS ARE PROPERLY PRESENTED AT THE
                                                                                      ANNUAL MEETING FOR ACTION TO BE TAKEN
                                                                                      THEREUNDER, THIS PROXY WILL BE VOTED ON
                                                                                      SUCH MATTERS BY THE PERSONS NAMED AS
                                                                                      PROXIES HEREIN IN ACCORDANCE WITH THEIR
                                                                                      BEST JUDGMENT.

Signature(s)___________________________________________________Name(s)__________________________________Date:_____________, 1999
Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this Proxy is submitted by a corporation, limited liability company or partnership, it should be executed in the full entity name by a duly authorized officer, member or partner, as the case may be.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     * FOLD AND DETACH HERE *

                                   PROXY CARD

                               BUDGET GROUP, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 1999


     The undersigned hereby appoints SANFORD MILLER and JEFFREY D. CONGDON, and each of them, Proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Budget Group, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 28, 1999, beginning at 10:00 a.m. local time at the Hilton Daytona Beach Ocean Front Resort, 2637 S. Atlantic Avenue, River Room, Daytona Beach, Florida (904) 767-7350 and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                  (Continued and to be signed on reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE